As filed with the Securities and Exchange Commission on November 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ceridian HCM Holding Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-3231686
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3311 East Old Shakopee Road Minneapolis, Minnesota	55425
(Address of Principal Executive Offices)	(Zip Code)

Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan

(Full Title of Plan)

William E. McDonald, Esq.

Senior Vice President, Deputy General Counsel and Corporate Secretary

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

(Name and address of agent for service)

(952) 853-8100

(Telephone number, including area code, of agent for service)

With a copy to:

Brian K. Wydajewski

Baker & McKenzie LLP

300 East Randolph Street, Suite 5000

Chicago, Illinois 60601

(312) 861-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B).  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common stock, par value $0.01 per share	2,500,000	$36.59	$91,475,000.00	$11,086.77

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall cover any additional securities as may issuable under the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (the “GESPP”) by reason of any stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the registrant’s shares of common stock as reported on the New York Stock Exchange on November 23, 2018.

EXPLANATORY NOTE

The purpose of this registration statement on Form S-8 (this “Registration Statement”) is to register an aggregate of 2,500,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Ceridian HCM Holding Inc., a Delaware corporation (the “Company”), that may be offered pursuant to the Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan (“GESPP”).

The Company's board of directors (the “Board”) approved the GESPP on November 9, 2018, subject to the further approval of the GESPP by the vote of the holders of a majority of the stock represented and voting on the proposal at a meeting of stockholders at which a quorum is present. The Company intends to submit a resolution seeking approval of the GESPP to its stockholders at the Company's 2019 annual meeting of stockholders and to include such resolution in the Company's definitive proxy statement for such meeting. The Company is filing this Registration Statement on Form S-8 as it relates to the GESPP because, as permitted under the GESPP, the Company intends to permit employees to enroll for participation in the GESPP beginning on December 3, 2018; provided that any participation rights granted shall be contingent on receipt of stockholder approval within 12 months of the date the Board approved the GESPP and if stockholder approval is not obtained, any and all employee contributions shall be promptly refunded, without interest, to participants and no shares of common stock shall be issued under the GESPP.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the GESPP as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. In accordance with the introductory note to Part I of Form S-8, these documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the prospectus that meets the requirements of Section 10(a) of the Securities Act, other documents required to be delivered to eligible participants pursuant to Rule 428(b), or additional information about the GESPP, will be available without charge by contacting the Corporate Secretary, Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated in this Registration Statement by reference:

•

The Company’s prospectus contained in the Company’s Registration Statement on Form S-1, as amended (Reg. No. 333-223905), in which there is set forth the Company’s audited consolidated financial statements for the latest fiscal year for which such statements have been filed;

•

The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 24, 2018, for the fiscal quarter ended June 30, 2018, filed with the Commission on August 9, 2018, and for the fiscal quarter ended September 30, 2018, filed with the Commission on October 29, 2018;

•	The Company’s Current Reports on Form 8-K filed with the Commission on May 2, July 24 and August 8; and
•

The description of the Company’s common stock contained in the Company’s Registration Statement on Form S-1, as amended (Reg. No. 333-223905), which description is incorporated by reference into the Form 8-A filed with the Commission on April 24, 2018, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Company is governed by the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Company’s amended and restated bylaws authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL, as amended. The Company has entered into indemnification agreements with each of its directors. These agreements, among other things, require the Company to indemnify each director to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director in any action or proceeding, including any action or proceeding by or in right of the Company, arising out of the person’s services as a director.

Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See the attached Exhibit Index at the end of this Registration Statement, which is incorporated herein by reference.

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided , however , that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

4.1

Third Amended and Restated Certificate of Incorporation of Ceridian HCM Holding Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 24, 2018).

4.2

Amended and Restated Bylaws of Ceridian HCM Holding Inc (incorporated by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 24, 2018).

4.3

Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 24, 2018).

5.1	Legal Opinion of Baker & McKenzie LLP.

23.1	Consent of KPMG LLP.

23.2	Consent of Baker & McKenzie LLP (included in Exhibit No. 5.1 and incorporated herein by reference).

24.1	Power of Attorney (included on signature page).

99.1	Ceridian HCM Holding Inc. Global Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on November 28, 2018.

CERIDIAN HCM HOLDING INC.

By:	/s/ David D. Ossip
Name:	David D. Ossip
Title:	Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Arthur Gitajn, Scott A. Kitching and William E. McDonald, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney has been signed by the following persons in the capacities indicated on November 28, 2018.

Signature	Title

/s/ David D. Ossip	Chairman and Chief Executive Officer
David D. Ossip	(Principal Executive Officer)

/s/ Arthur Gitajn	Executive Vice President and Chief Financial Officer
Arthur Gitajn	(Principal Financial Officer and Principal Accounting Officer)

/s/ Brent B. Bickett	Director
Brent B. Bickett

/s/ Ronald F. Clarke	Director
Ronald F. Clarke

/s/ William P. Foley, II	Director
William P. Foley, II

/s/ Thomas M. Hagerty	Director
Thomas M. Hagerty

/s/ Ganesh B. Rao	Director
Ganesh B. Rao

/s/ Andrea S. Rosen	Director
Andrea S. Rosen

/s/ Gerald C. Throop	Director
Gerald C. Throop